Exhibit 12: Statement Re Computation of Ratios

Ratio of Earnings to Fixed Charges:
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                                                    Three Months Ended    Six Months Ended
(in thousands)                                            June 30,            June 30,
                                                       1999     1998      1999       1998
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
   1. Income before taxes                            $35,423   $37,410    $46,637   $70,907

   2. Fixed charges:
      a.  Interest expense                           $54,666   $60,629   $110,613  $120,534
      b.  Interest component of rent expense             699       724      1,369     1,421
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      c.  Total fixed charges (line 2a.+ line 2b.)    55,365    61,353    111,982   121,955
      d.  Interest on deposits                        42,892    48,661     86,881    97,878
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      e.  Fixed charges excluding interest
          on deposits (line 2c.-line 2d.)            $12,473   $12,692    $25,101   $24,077
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   3. Income before taxes plus fixed charges:
      a.   Including interest on deposits            $90,788   $98,763   $158,619  $192,862
           (line 1.+ line 2c.)
      b.   Excluding interest on deposits             47,896    50,102     71,738    94,984
           (line 1.+ line 2e.)
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   4. Ratio of earnings to fixed charges:
      a.   Including interest on deposits
                 (line 3a. divided by line 2c.)        1.64x       1.61x     1.42x    1.58x
      b.   Excluding interest on deposits
                 (line 3b. divided by line 2e.)        3.84x       3.95x     2.86x    3.95x
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